Exhibit (n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-286873 on Form N-2 of our report dated March 16, 2026, relating to the consolidated financial statements of TPG Twin Brook Capital Income Fund and subsidiaries. We also consent to the reference to us under the heading "Experts" and “Financial Highlights” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 30, 2026